Exhibit 99.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE BE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PARK CITY GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $620,558.53                                                                                                              Issue Date: April 1, 2009

 Subordinated Promissory Note

           FOR VALUE RECEIVED, including the cancellation of that certain note between PARK CITY GROUP, INC., a Nevada corporation (hereinafter called "Borrower") and Riverview Financial Corp. (the "Holder", which term includes subsequent holders of this Note) dated August 27, 2008 with a principal amount of $1,499,000,00, Borrower hereby promises to pay to the order of Holder, without demand, the sum of Six Hundred Twenty Thousand Five Hundred Fifty-Eight and 53/100 Dollars ($620,558.53), on the earlier of (i) September 30, 2011 (the "Maturity Date") or (ii) at the option of the Holder, upon the occurrence of an Event of Default referred to in Section 2.  Notwithstanding the Maturity Date as set forth above, the Maturity Date may be extended for successive (30) day periods, not to exceed a cumulative extension of one year, at the option of the Borrower, upon written notice to the Holder.  The principal outstanding under this Note from time to time shall bear interest computed at a rate of twelve percent (12%) per annum, compounded quarterly, with interest accruing from and including the date hereof.  Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. Interest shall be due and payable (i) quarterly on the first day of each June, September, December and March following the date of this Note on which any of the principal amount is outstanding, and (ii) on the Maturity Date.  In the event the principal amount is not paid when due, it, and any unpaid interest, shall thereafter bear interest at a rate of 18% per annum until the same shall be paid.

           The Borrower may, at its option, exercisable at any time or from time to time, prepay, without premium or penalty, all or any portion of the then outstanding principal amount of this Note, together with all accrued and unpaid interest on this Note to the date of prepayment.  All prepayments shall be applied first to accrued and unpaid interest and then to principal.

            The following is a statement of rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

 1.           Subordination.

           (a)           Notwithstanding anything in this Note to the contrary, the indebtedness evidenced by this Note shall be subordinated and junior in right of payment, to the extent and in the manner set forth below, to all Senior Debt (as defined below) outstanding on the date of this Note or incurred after the date of this Note:

                      (i)           no payment on account of principal of or interest on this Note shall be made, and this Note shall not be purchased, either directly or indirectly, by the Borrower, unless full payment of amounts then due for the principal, premium, if any, sinking funds, and interest on all Senior Debt has been made or duly provided for by the Borrower;

                      (ii)           no payment on account of principal of or interest on this Note shall be made, and this Note shall not be purchased, either directly or indirectly, by the Borrower, if, at the time of the payment or purchase or immediately after giving effect to the payment or purchase, any default or any condition that, with notice or lapse of time, or both, would constitute a default, shall exist under any note, debenture, indenture, or agreement pursuant to which any Senior Debt is issued, which default would entitle, or with the passage of time or notice or both would entitle, the holder of such Senior Debt to accelerate the maturity thereof;

                      (iii)           upon any acceleration of the principal of or interest on this Note pursuant to section 5 of this Note or upon any payment or distribution of assets of the Borrower of any kind, whether in cash, property, or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other proceedings, all principal, premium, if any, and interest due or to become due upon all Senior Debt shall first be paid in full or provided for before the holder of this Note shall be entitled to retain any assets paid or distributed in respect of principal of or interest on this Note; under those circumstances, any payment or distribution to which the holder of this Note would be entitled but for the provisions of this clause (iii) shall be paid by the Borrower (or by any receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making  the payment or distribution, or by the holder of this Note, if received by such holder) directly to the holders of Senior Debt or their representatives, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt (except that, in connection with any reorganization proceedings, there may be delivered to and retained by the holder of this Note any instruments evidencing obligations of the Borrower that are subordinated, at least to the extent provided in this Note, to the payment of all Senior Debt) and consistent with the provisions of this section 1; and

                      (iv)           by acceptance of this Note, the Holder further agrees that at the Borrower’s request from time to time, the Holder shall execute and deliver such instruments as the holder of any Senior Debt may require to effect the subordination of this Note to the Senior Debt in a manner and to the extent reasonably required by the holder of the Senior Debt

                      The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holders of this Note, on the other hand, and nothing in those provisions shall impair, as between the Borrower and the holder of this Note, the obligation of the Borrower, which is unconditional and absolute, to pay to the holder of this Note the principal of and interest on this Note in accordance with its terms, nor shall anything in those provisions prevent  the holder of this Note from exercising all remedies permitted by law upon default under this Note, subject to the rights set forth above of the holders of Senior Debt to receive cash, property, or securities otherwise payable or deliverable to the holder of this Note.

           (b)   As used in this Note, the term “Senior Debt” means the principal of, premium, if any, unpaid interest on, and all reasonable and customary charges in connection with, liabilities of Prescient Applied Intelligence, Inc. (“PAII”) assumed by Borrower, liabilities of  the Borrower, whether outstanding on the date of issuance of this Note or thereafter created, incurred, or assumed, that are for money borrowed by the Borrower or PAII, or any direct or indirect subsidiary of the Borrower or PAII  to finance or refinance  the acquisition of PAII, or to provide working capital for the Borrower, PAII, or any direct or indirect subsidiary of the Borrower or PAII.

           (c)       The holders of Senior Debt are intended beneficiaries of this Section 1.

2.           Events of Default.  The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

             (a)           Failure to Pay Principal. The Borrower fails to pay any principal due and payable under this or any other Note when due and payable, and such failure continues for five (5) business days.

             (b)           Failure to Pay Interest. The Borrower fails to pay any interest or other sum (other than principal) due and payable under this or any other Note when due and payable, and such failure continues for five (5) business days.

            (c)           Breach of Covenant. The Borrower breaches any covenant under  this or any other Note (other than a breach contemplated by (a) or (b) above or the corresponding clauses of the other Notes) and such breach continues uncured for a period of ten (10) business days after written notice to the Borrower from the Holder or the holder of any other Note.

             (d)           Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the SPA, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made.

             (e)           Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed without the consent of the Borrower is not dismissed within sixty (60) days of appointment.

             (f)        Judgments. Any money judgment, writ or similar final process or non-appealable order of final judgment of a court of competent jurisdiction shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) days.

             (g)           Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within forty-five (45) days of initiation.

             (h)        Non-Payment. A default by the Borrower in the payment of any one or more obligations in an aggregate monetary amount in excess of $500,000 for more than thirty (30) days after the due date, unless the Borrower is contesting the validity of such obligations in good faith, or except for obligations where the Borrower and creditor have agreed to alternative payment terms.

         b  (i)           Cross Default. Any declared default by the Borrower under any Senior Indebtedness whether now existing or hereafter created that gives the holder the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the Holder.

4.           Miscellaneous.

(a.)  Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b)  Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii)deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Park City Group, Inc., 3160 Pinebrook Rd, Park City, Utah 84098, Attn: John Merrill, CFO,  facsimile: (435) 645-2010, and (ii) if to the Holder, to Riverview Financial Corp., 3160 Pinebrook Rd., Park City, UT 84098.

           (c)           Terms.   The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

           (d)           Successors and Assigns. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

           (e)           Expenses. The Company shall reimburse Holder for all reasonable costs and expenses, including without limitation, reasonable attorneys’ fees and expenses, incurred in connection with (i) drafting, negotiating, executing and delivering any amendment, modification or waiver of, or consent with respect to, any matter relating to the rights of Holder hereunder and (ii) enforcing any provisions of this Note or the Security Agreement and/or collecting any amounts due under this Note.

           (f)                 Governing Law.   This Note shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought in the state or federal courts located in the State of Utah. THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. Each party hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any manner permitted by law.

             (g)           Savings Clause.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

           IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 1st day of April, 2009.

PARK CITY GROUP, INC.

By:  /s/  John Merrill
        John Merrill